SUB-ITEM Q1
EXHIBITS

CASH TRUST SERIES, INC.
ARTICLES OF AMENDMENT
Cash Trust Series, Inc.,
a Maryland corporation
having its principal office
in the City of Baltimore,
Maryland, and a registered
open-end investment company
under the Investment Company
Act of 1940
(the "Corporation"), hereby
certifies to the State
Department of Assessments and
Taxation of Maryland,
that:
FIRST:	The Articles of
Incorporation of the Corporation
are hereby amended by striking
out paragraph
(a) of Article FOURTH of the
Articles of Incorporation of the
Corporation filed on February
2, 1993 and
inserting in lieu thereof the
following:
	FOURTH:  (a)  The
Corporation is authorized to
issue 50,000,000,000 shares of
common
stock, par value $0.001 per share.
The aggregate par value of all
shares which the Corporation is
authorized to issue is $50,000,000.
Subject to the following paragraph,
the authorized shares are
classified as separate series of
shares, with 12,500,000,000
classified into each of the Federated
Government Cash Series, Federated
Municipal Cash Series, Federated
Prime Cash Series, and
Federated Treasury Cash Series.
SECOND:	The amendment to the Articles
of Incorporation of the Corporation
herein made consists
only of a change in the name of
series of the Corporation's stock
from Government Cash Series,
Municipal Cash Series, Prime Cash
Series and Treasury Cash Series,
to Federated Government Cash
Series, Federated Municipal Cash
Series, Federated Prime Cash Series
and Federated Treasury Cash
Series, and does not change the
preferences, conversion or other
rights, voting powers, restrictions,
limitations as to dividends,
qualifications, or terms or conditions
of redemption of the series of
stock, and
the said amendment was duly approved
by vote of a majority of the entire
board of directors of the
Corporation at a meeting duly
convened and held on May 14, 2010.
The said amendment is limited to a
change expressly permitted by
Section 2-605 of the Corporations
and Associations Article of the
Code of
Maryland to be made without action
by stockholders.
THIRD:	This Amendment shall be
effective June 30, 2010.
We, the undersigned President and
Assistant Secretary, swear under
penalties of perjury this 16th
day of
June, 2010 that the foregoing is
a corporate act.
ATTEST:


/s/ Leslie K. Ross
Name:  Leslie K. Ross
Title:  Assistant Secretary
CASH TRUST SERIES, INC.


By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President